Exhibit 10.43

FOXCONN/CNT PROPRIETARY&CONFOENTIAL

AMENDMENT ONE

TO

SUPPLY AGREEMENT

BETWEEN THE UNDERSIGNED

AIRSPAN NETWORKS INC.

A Delaware corporation having its office at 777 Yamato Road Suite 310 Boca Raton

Florida 33431 USA

Hereinafter referred to as “Purchaser”

AND

HON HAI PRECISION IND. CO., LTD.

A Taiwan corporation having its registered office at 5F-1, 5 Hs in-An Road, Hsinchu City 300,

Science-Based Industrial Park, Taiwan

Hereinafter referred to as “Foxconn”

AND

CLOUD NETWORK TECHNOLOGY SINGAPORE PTE. LTD.

A Singapore corporation having its registered office at 54 Genting Lane, #03-05 Ruby Land Complex,

Singapore 349562

Hereinafter referred to as “CNT”

FOXCONN/CNT PROPRIETARY&CONFOENTIAL

This Amendment One to Supply Agreement (“Amendment One”) is dated as of January 1st, 2018 (the “Amendment One Effective Date”), and is between Purchaser, Foxconn and CNT.

RECITALS

WHEREAS, Purchaser and Foxconn have entered into certain Supply Agreement effective as of April 1st, 2016 (“Foxconn Supply Agreement”);

WHEREAS, Purchaser and CNT have entered into certain Adoption Agreement effective as of August Is’, 2017, and as a result of an Adoption Agreement, Purchaser and CNT have established an independent supply agreement between Customer and CNT (“CNT Supply Agreement”) with terms and conditions identical to Foxconn Supply Agreement;

WHEREAS, Purchaser and Foxconn desire to amend certain terms and conditions of Foxconn Supply Agreement; and

WHEREAS, Purchaser and CNT desire to amend certain terms and conditions of CNT Supply Agreement.

NOW THEREFORE, Purchaser, Foxconn and CNT hereby agree to amend the Agreement as follows:

AGREEMENT

1.	DEFINITIONS

“In-Warranty Product(s)” herein shall mean the Products with any of the following part number as listed in Table 1, whether sold or to be sold by Foxconn or CNT prior to, on, or after the Amendment One Effective date.

Table 1:

P/N
998-13-401RL
998-13-405 RL

‘‘No-Warranty Product(s)” herein shall mean any Product other than In-Warranty Product. For clarity, No-Warranty Product shall include, without limitations to, (i) the Products sold or to be sold by Foxconn with any of the following part number as listed in Table 2, whether prior to, on, or after the Amendment One Effective date and (ii) the Products sold or to he sold by CNT with any of the following part number as listed in Table 3, whether prior to, on, or after the Amendment One Effective date.

Table 2:

P/N
998-13-402RL
998-13-403RI.
998-13-407RL.
998-63-410SP
998-63-412SP
998-63-415SP

FOXCONN/CNT PROPRIETARY&CONFOENTIAL

Table 3:

P/N
998-63-412SP
998-63-414ISP

2.	AMENDMENT TO FOXCONN SUPPLY AGREEMENT

2.1	In-Warranty Products.

Purchaser and Foxconn acknowledge and agree that Section 11.1 of Foxconn Supply Agreement shall only apply to In-Warranty Products as defined in this Amendment One, For better clarity, Added Section 11.10 as set out in Section 2.2.2 below shall not apply to such In-Warranty Products.

2.2	No-Warranty Products.

2.2.1	Notwithstanding Section 11.1 of Foxconn Supply Agreement and all references thereof in the Agreement may to the contrary, Purchaser and Foxconn acknowledge and agree that in consideration of the mutual agreement of removing the applicable warranty cost from unit price of No-Warranty Products sold by Foxconn, (i) Foxconn has reduced the unit price of No-Warranty Products which have been sold prior to the Amendment One Effective Date by the amount of the agreed warranty cost thereof (ii) Foxconn is released and discharged from its any and all duties and obligations under Section 11.1 of Foxconn Supply Agreement and all references thereof in the Agreement for No-Warranty Products, and (iii) Added Section 11.10 as set out in Section 2.2.2 below shall apply to No-Warranty Products.

2.2.2	Amendment of Section 11 of Foxconn Supply Agreement,

Section 11.10 is added to the Foxconn Supply Agreement as below (“Added Section 11.10”):

“11.10 Warranty Service.

11.10.1 No Warranty Service.

Notwithstanding Section 11.1 may to the contrary, except for Sections 11.6, 11.7 and 11.8 hereof, Foxconn shall in no event be liable for any and all defects of No-Warranty Products under this Agreement, by operation of law or otherwise, and Foxconn shall have no responsibility to provide any free warranty service or any other after-market services for the Products; provided however, solely at the time of delivery, Foxconn warrants that such No-Warranty Product shall be manufactured, tested and packaged according to the design, BOM, manufacturing criteria, testing flow, testing program and packing requirement provided by Purchaser and shall be free from defects in Foxconn selected materials, workmanship and manufacturing process.

FOXCONN/CNT PROPRIETARY&CONFOENTIAL

11.10.2 Purchasing Warranty Service.

Notwithstanding Section 11.10.1 hereof, in the event that Purchaser shall request for the warranty service from Foxconn by (i) indicating the same in the mutually agreed quotation, or (ii) by email or other written instruction from Purchaser’s vice president or higher level, Foxconn shall perform the warranty service as set forth in Section 11.1 hereof subject to the mutually agreed warranty period and the respective warranty cost.”

2.3	Amendment of Epidemic Failure.

Section 11.6 of Foxconn Supply Agreement and its all references in the Foxconn Supply Agreement shall be deleted in their entireties and replaced with as the following:

“Epidemic Failure will be deemed to have occurred in the event that the Failure Rate exceeds five percent (5%).

A.	“Failure Rate” means Monthly Failure Units divided by the Population.

B.	“Monthly Failure Units” means the total quantity of Specific Failure Units which are found defective by Purchaser, and Purchaser informs Foxconn of the same, in month N, The quantity of such Monthly Failure Units shall be either no less than 500 units, or no less than 1,000 units over any given period of three months.

C.	“Specific Failure Units” means those failure Products which defects (i) are in Foxconn selected materials, workmanship and manufacturing process. (ii) are not caused by any item of Section 11.2 hereof. (iii) are found defective within a period of twenty four (24) months upon the delivery in accordance with Section 8.1 hereof, and (iv) arc caused by the same symptom attributable to a single root cause.

D.	“Population” means the aggregate and total number of Products shipped to Purchaser calculating from mass production of said Product till the end of month N.

E.	“N” stands for the current month.

FOXCONN/CNT PROPRIETARY&CONFOENTIAL

If Purchaser believes that an Epidemic Failure has occurred, Purchaser will provide written notice to Foxconn. In such event, the Parties will work together in good faith to determine the root cause of the purported Epidemic Failure or whether an Epidemic Failure has in fact occurred. In the event of an Epidemic Failure, Purchaser will return the Defective Products which are part of Epidemic Failure (“Epidemic Failure Unit”) to Foxconn, and Foxconn will comply with the following.

A.	Foxconn will use diligent efforts to submit feedback on the failure analysis of Epidemic Failure and provide a complete failure analysis report promptly thereafter, provided that Purchaser will provide reasonable assistance to Foxconn in attempting to identify the source of Epidemic Failure.

B.	Foxconn will propose a corrective action plan relating to each Epidemic Failure for Purchaser’s approval and will implement such approved corrective action plan to provide a prompt, aggressive and complete response to the Epidemic Failure.

C.	Foxconn will repair or replace all Epidemic Failure Units.

D.	Foxconn will be responsible for (i) shipment costs of the Epidemic Failure Units from Purchaser’s premise in Hong Kong to Foxconn’s premise; provided that Purchaser shall return the Epidemic Failure Units in accordance with Foxconn’s instructions, and (ii) shipment costs of the repaired units or the replacements thereof from Foxconn’s premise to Purchaser’s premise in Hong Kong.”

2.4	Amendment Of Definition Of “Purchaser Controlled Component”

The definition of Purchaser Controlled Component in Section I of Foxconn Supply Agreement and its all references in the Foxconn Supply Agreement shall he deleted in their entireties and replaced with as the following:

“Purchaser Controlled Component” means any Component sold, designated, provided, or consigned to Foxconn by Purchaser or its Affiliates. For better clarity, any Component listed in the BOM as provided by Purchaser shall be deemed Purchaser Controlled Component herein, provided that (i) Foxconn shall fully follow Purchaser’s instructions to purchase such Components, and hi) in the event that any Component listed in the 130M shall be sourced by Foxconn and approved by Purchaser, such Foxconn sourced Component shall in no event be Purchaser Controlled Component. Where Foxcoim has warranty rights in place with suppliers of Purchaser Controlled Component, Foxconn will assign to Purchaser Foxconn’s rights to enforce any warranty claims against such suppliers, provided that such assignment will not breach any written agreement between Foxconn and such component suppliers. “

3.	AMENDMENT TO CNT SUPPLY AGREEMENT

3.1	In-Warranty Products.

Purchaser and CNT acknowledge and agree that Section 11.l of CNT Supply Agreement shall only apply to In-Warranty Products as defined in this Amendment One. For better clarity, Section 3.2,2 below shall not apply to such In-Warranty Products.

FOXCONN/CNT PROPRIETARY&CONFOENTIAL

3.2	No-Warranty Products.

3.2.1	Notwithstanding Section 11.1 of CNT Supply Agreement and all references thereof in the Agreement may to the contrary, Purchaser and CNT acknowledge and agree that in consideration of the mutual agreement of removing the applicable warranty cost from unit price of No-Warranty Products sold by CNT, (i) CNT has reduced the unit price of the No-Warranty Products which have been sold prior to the Amendment One Effective Date by the amount of the agreed warranty cost thereof, (ii) CNT is released and discharged from its any and all duties and obligations under Section 11.1 of CNT Supply Agreement and all references thereof in the Agreement for No-Warranty Products, and (iii) Section 3.2.2 below shall apply to No-Warranty Products.

3.2.2	Amendment of Section II of CNT Supply Agreement.

Purchaser and CNT hereby acknowledge and agree that except for In-Warranty Product as described in Section 3.2 hereof, upon the Amendment One Effective Date, Amended Section 11.10 of Foxconn Supply Agreement as set forth in Section 2.2.2 hereof is hcreby added the same as Section 11.10 of CNT Supply Agreement.

3.3	Amendment of “Epidemic Failure” and “Purchaser Controlled Component”.

For better clarity, Purchaser and CNT hereby acknowledge and agree that the definitions of Epidemic Failure and “Purchaser Controlled Component” and their all references in the CNT Supply Agreement will be the same as defined in Sections 2.3 and 2.4 hereof.

4.	MISCELLANEOUS

4.1	Ecffectivcness.

This Amendment One shall be effective from Amendment One Effective Date set forth above and shall retroactively effective for the purpose of Sections 2.2.1 and 3.2.1 hereof

4.2	Entire Agreement.

This Amendment One constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes any previous oral or written agreements with respect to the subject matter hereof, including without limitation any nondisclosure agreements, memorandums of understanding or letters of intent between the Parties with respect to the subject matter hereof. Except as expressly amended by this Amendment One, all other provisions of either Foxconn Supply Agreement or CNT Supply Agreement continue in full force and effect. if there is a conflict between the applicable Supply Agreement and this Amendment One, the terms of this Amendment One control.

4.3	Signatures.

For the purposes of this Amendment One, facsimile or electronic signatures delivered will be treated as original signatures.

FOXCONN/CNT PROPRIETARY&CONFOENTIAL

IN WITNESS WHEREOF, this Amendment One has been executed by:

AIRSPAN NETWORKS INC.		HON HAI PRECISION IND. CO., LTD,

Signature:	/s/ David Brant	Signature:	/s/ Brand Cheng
Name:	David Brant	Name:	Brand Cheng
Title:	CFO	Title:	General Manager of CPEG

Date:	1/8/2018	Date:	1/4/2018

CLOUD NETWORK TECHNOLOGY SINGAPORE PTE. LTD.

Signature:	/s/ Vincent Chen
Name:	Vincent Chen
Title:	Senior AVP
Date:	Jan. 4, 2018